Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-193176) of Empire Resorts, Inc. and to the incorporation by reference therein of our report dated March 21, 2013, with respect to the consolidated financial statements and schedule of Empire Resorts, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 11, 2014